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                                                                   EXHIBIT 10.30



                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") executed the 29th day of August, 2000, but effective as of the 13th day of March, 2000 (the "EFFECTIVE DATE"), is made by and between DIEDRICH COFFEE, INC., a Delaware corporation (the "COMPANY"), and MATTHEW MCGUINNESS, an individual (the "EXECUTIVE").

                                    RECITALS

        The Company and the Executive desire to enter into this Agreement in order to formalize the terms and conditions of the Executive's employment by the Company originally set forth in a letter agreement between the Executive and the Company, dated the 11th day of February, 2000.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the covenants contained herein, the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                     DUTIES

        1.01 Duties. The Company hereby employs the Executive, and the Executive hereby accepts such employment, as the Senior Vice President and Chief Financial Officer upon the terms and conditions set forth in this Agreement. The Executive will report directly to the Chief Executive Officer. The Executive shall perform such duties and functions consistent with his role as Senior Vice President and Chief Financial Officer as may from time to time be assigned to him by the Company's Chief Executive Officer or the Board of Directors (the "BOARD").

        1.02 Other Business. The Executive agrees that during the course of the Company's business hours, he will devote the whole of his time, attention and efforts to the performance of his duties and obligations hereunder. The Executive shall not, during the term of this Agreement, engage in any activity which materially interferes with his performance of duties assigned the Executive hereunder.

                                   ARTICLE II
                                  COMPENSATION

        For all services to be rendered by Executive under this Agreement, the Company shall pay, or cause to be paid to the Executive in cash in accordance with the normal payroll practices of the Company for senior executive officers (including deductions withholdings and collections as required by law), the following:

        2.01 Annual Base Salary. An annual base salary ("ANNUAL BASE SALARY") equal to Two Hundred Six Thousand Six Hundred Dollars ($206,600) per year. During the term of this Agreement, the Chief Executive Officer shall review the Executive's Annual Base Salary with the Compensation Committee on or about each anniversary date of the date of this Agreement.

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The Compensation Committee, in its sole and absolute discretion from time to time, may adjust the Executive's Annual Base Salary.

        2.02 Annual Incentive Bonus. A cash bonus (the "ANNUAL INCENTIVE BONUS") of up to fifty percent (50%) of the Executive's annual base salary, as determined by the Compensation Committee in its sole and absolute discretion, and subject to the achievement of fiscal year budgeted income targets for the Company and the successful completion of individual objectives mutually agreed upon by the Compensation Committee and the Executive.

        2.03 Gross Amounts. The Annual Base Salary and Annual Incentive Bonus set forth in this Article II shall be the gross amounts of such Annual Base Salary and Annual Incentive Bonus. The Executive is responsible for paying any and all taxes due on any amounts received by him as Annual Base Salary or Annual Incentive Bonus, including, but not limited to any income tax, social security tax, Medicare tax or capital gains tax.

        2.04 Stock Options. Contemporaneously with the execution of this Agreement, the Company will grant options to purchase Seventy Five Thousand (75,000) shares of common stock of the Company under the Company's 1996 Stock Incentive Plan, upon the terms and other conditions set forth therein. The exercise price of these options will be the trailing five (5) day average of the price of the common stock from the day of Board approval. These options vest over three (3) years at a rate of 33.33% per year. The Board will review the issuance of additional stock options annually.

                                   ARTICLE III
                                 OTHER BENEFITS

        3.01 Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary travel and other business expenses incurred or paid by the Executive in connection with the performance of his services under this Agreement, in accordance with the Company's policies for other senior executives of the Company.

        3.02 Vacation. The Executive shall be entitled to two (2) weeks paid vacation leave per annum. Additional vacation time may be earned consistent with the Company's policies for other the senior executives of the Company.

        3.03 Car Allowance. The Executive will be entitled to an automobile allowance equal to Seven Hundred Dollars ($700) per month, paid on a bi-weekly basis, in reimbursement of all expenses associated with the operation, maintenance and use of a vehicle for business purposes.

        3.04 Relocation Costs. The Executive will be entitled to all reasonable relocation expenses, including real estate fees, professional movers, closing costs, agreed upon duplicate living expenses, 1.5 points on new loan origination, and license/hook-up fees, incurred in relocating to the Irvine, California area Notwithstanding the foregoing, in the event the Executive negotiates a real estate fee of less than six percent (6%) in selling his home, the Company will reimburse the Executive the difference, up to the standard six percent (6%) real estate fee. To the extent that any of the foregoing is taxable income to the Executive, the Company will pay to the Executive an additional amount in cash (the "GROSS-UP PAYMENT") equal to the sum of (i) the federal, state and local taxes payable by the Executive as a result of



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the benefits set forth in this Section 3.04, plus (ii) all "Attributable Taxes."
For purposes hereof, "ATTRIBUTABLE TAXES" means all taxes payable by the Executive as a result of receipt of the Gross-Up Payment. The Executive must submit customary and reasonable documentation, including proof of payment, for any and all such reimbursements.

        3.05 Other Benefits. In addition to the benefits set forth above, the Executive shall be entitled to participate in any other policies, programs and benefits which the Company may, in its sole and absolute discretion, make generally available to the other senior executives from time to time including, but not limited to, health, dental, medical, life and disability insurance, pension and retirement plans, stock plans and other similar programs.

                                   ARTICLE IV
                                   TERMINATION

        4.01 Termination of Employment. The Executive's employment under this Agreement is expressly "at will" and may be terminated at any time, with or without cause or notice. Any termination of the Executive's employment is, however, subject to the terms and provisions of this Agreement.

        4.02 Termination for Cause. The Company may terminate the Executive's employment for Cause by giving the Executive written notice of such termination. For purposes of this Agreement, "CAUSE" for termination shall mean:

               (i) the willful failure or refusal to carry out the reasonable directions of the Chief Executive Officer or the Board, which directions are consistent with the Executive's duties as set forth under this Agreement;

               (ii) a willful act by the Executive that constitutes gross negligence in the performance of the Executive's duties under this Agreement and which materially injures the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest;

               (iii) a conviction for a violation of a state or federal criminal law involving the commission of a felony or other crime involving moral turpitude; or

               (iv) unethical business practices, including fraud or dishonesty, in connection with the Company's business.

Upon termination for Cause, the Executive shall not be entitled to payment of any compensation other than salary under this Agreement earned up to the date of such termination, any accrued but unpaid vacation days, and any stock options, warrants or similar rights which have vested at the date of such termination.

        4.03 Termination Without Cause. Should the Executive's employment be terminated by the Company for a reason other than as specifically set forth in
Section 4.02 above:



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               (i) the Company shall make a one-time payment to the Executive equal to the Annual Base Salary, as defined in Section 2.01; and

               (ii) all of the stock options, warrants, retirement benefits and other similar rights, if any, granted by the Company to the Executive which are vested at the date of termination shall remain vested.

        4.04 No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in Section 4.03 by seeking other employment or otherwise, nor shall the amount of any payment provided for in Section 4.03 be reduced by any compensation earned by the Executive as a result of employment by another company, self-employment or otherwise.

                                    ARTICLE V
                                  MISCELLANEOUS

        5.01 Assignment, Successors. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's estate and the Company and any assignee of or successor to the Company.

        5.02 Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

        5.03 Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and the Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition and any waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

        5.04 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by a reputable overnight courier service or five (5) days following deposit in the U.S. mail (if sent by registered or certified mail, return receipt requested, postage prepaid), in each case duly addressed to the party to whom such notice or communication is to be given as follows:

               If to the Company:           DIEDRICH COFFEE, INC.
                                            2144 Michelson Drive
                                            Irvine, California 92612
                                            Fax: (949) 260-1610



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               With a copy to:              GIBSON DUNN & CRUTCHER LLP
                                            Attn: John M. Williams III, Esq.
                                            4 Park Plaza, Suite 1800
                                            Irvine, California 92614
                                            Fax: (949) 451-4220

               If to the Executive:         Matthew McGuinness
                                            _____________________________
                                            ______________, California ______


Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

        5.05 Counterpart Originals. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        5.06 Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement.

        5.07 Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the state of California, without regard to its choice of law principles.

        5.08 Renegotiation. The parties hereto agree that at any time they may renegotiate this Agreement upon mutually agreeable terms and conditions.

        5.09 Legal Fees; Arbitration. The parties hereto expressly agree that in the event of any dispute, controversy or claim by any party regarding this Agreement, the prevailing party shall be entitled to reimbursement by the other party to the proceeding of reasonable attorney's fees, expenses and costs incurred by the prevailing party. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or otherwise arising out of the execution hereof, including any claim based on contract, tort or statute, shall be resolved, at the request of any party, by submission to binding arbitration at the Orange County, California offices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"), and any judgment or award rendered by JAMS shall be final, binding and unappealable, and judgment may be entered by any state or federal court having jurisdiction thereof. Any party can initiate arbitration by sending written notice of intention to arbitrate (the "DEMAND") by registered or certified mail to all parties and to JAMS. The Demand shall contain a description of the dispute, the amount involved, and the remedy sought. The arbitrator shall be a retired or former judge agreed to between the parties from the JAMS' panel. If the parties are unable to agree, JAMS shall provide a list of three available judges and each party may strike one. The remaining judge shall serve as the arbitrator. Each party hereto intends that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. In her award, the



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arbitrator shall allocate, in her discretion, among the parties to the arbitration all costs of the arbitration, including the fees of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. The parties hereto agree to comply with any award made in any such arbitration proceedings that has become final and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceeding becoming final.

        IN WITNESS WHEREOF the parties have executed this Employment Agreement on the date first written above.


                                            DIEDRICH COFFEE, INC.,
                                            a Delaware corporation


                                            By:    /s/ Tim Ryan
                                               ---------------------------------
                                            Name:   Tim Ryan
                                            Title:  Chief Executive Officer



                                            MATTHEW MCGUINNESS,
                                            an individual


                                                 /s/ Matthew McGuiness
                                            ------------------------------------
                                            Matthew McGuinness



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